SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: March 17, 1999

                            CYTATION.COM INCORPORATED

              (Exact Name of Registrant as Specified in its Charter)


                                     NEW YORK
                  (State or Other Jurisdiction of Incorporation)



                   0-5388                               16-0961436
          (Commission File Number)       (I.R.S. Employer Identification Number)



    809 Aquidneck Avenue, Middletown, RI                   02842
  (Address of Principal Executive Offices)              (Zip Code)



                                  (800) 275-5895
               (Registrant's Telephone Number, Including Area Code)

INFORMATION INCLUDED IN THIS REPORT


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     (a)     Not Applicable

     (b)     Beneficial Ownership.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of the ownership of Cytation.com Incorporated ("Cytation" and/or "Registrant") outstanding common stock on March 17, 1999 by (i) each director and executive officer of Cytation, (ii) all directors and executive officers of Cytation as a group, and (iii) each shareholder who was known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Cytation:

                       Shares of Cytation
                       Common Stock to be
                       Beneficially Owned          Percent
Name and               as of the Distribution      of
Address                Record Date                 Class

Kevin J. High          1,274,330                   14.52
C/O Cytation.com
809 Aquidneck Avenue
Middletown, RI 02842

Richard A. Fisher        812,243                    9.23
C/O Cytation.com
809 Aquidneck Avenue
Middletown, RI 02842

Ann Marie Gleason        319,958                    3.65
C/O Cytation.com
809 Aquidneck Avenue
Middletown, RI 02842

Jai N. Gupta              43,238                    0.49
C/O Cytation.com
809 Aquidneck Avenue
Middletown, RI 02842

Michael Bryant            43,238                    0.49
C/O Cytation.com
809 Aquidneck Avenue
Middletown, RI 02842

Mark Rogers              144,125                    1.64
C/O Cytation.com
809 Aquidneck Avenue
Middletown, RI 02842

EER Systems            1,325,345                   15.10
C/O Cytation.com
809 Aquidneck Avenue
Middletown, RI 02842

William Fink             721,636                    8.22
C/O Cytation.com
809 Aquidneck Avenue
Middletown, RI 02842

All Directors and      2,046,981                   23.33
Officers as a Group

Management of Cytation has advised that they may acquire additional shares of Cytation Common Stock from time to time in the open market at prices prevailing at the time of such purchases.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) On March 5, 1999, the Registrant entered into a Plan of Merger with Cytation Corporation, a Rhode Island corporation (hereinafter referred to as "Disappearing Corporation"). The Disappearing Corporation's Operations, Business Plan, Articles of Incorporation, Bylaws, Financial Statements, Board of Directors and Officers became that of the Registrant.

(b) Pursuant to Section 615 and 904 of the Business Corporation Law of New York and the provisions of the Rhode Island General Laws (R.I.G.L. 7-1.1-27, 7-1.1-30.3, 7-1.1-65, 7-1.1-67, 7-1.1-67, 7-1.1-68 and 7-1.1-74, et seq., as
amended) the Registrant and the Disappearing Corporation adopted Articles of Merger.

     Cytation, a corporation organized and existing under the laws of the State of New York, and the Disappearing Corporation, a corporation organized and existing under the laws of the State of Rhode Island, agreed that the Disappearing Corporation be merged into Cytation. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in said Articles of Merger at Exhibit 2.1.

     Cytation has survived and continues under the name of CYTATION.COM INCORPORATED. No amendment is made to the Articles of Incorporation of Cytation as part of the merger. The total number of shares of stock of all classes which Cytation has authority to issue is one hundred million (100,000,000) shares of Common Stock (hereinafter referred to as the "Common Stock").

     The Plan of Merger set forth at Exhibit 2.2 was duly adopted by the Boards of Directors of the respective corporations on January 25, 1999, and approved by the Shareholders of the Disappearing Corporation on February 11, 1999, in the manner prescribed by Sections 7-1.1-27, 7-1.1-30.3, 7-1.1-65,
7-1.1-67, 7-1.1-67, 7-1.1-68 and 7-1.1-74, et seq., as amended of the General
Laws of Rhode Island. The number of shares voted for the Plan of Merger was, with respect to each corporation, sufficient for approval as set forth below.

     The number of shares of the Disappearing Corporation outstanding at the time of such adoption was 1,231,493, and the number of Shares entitled to vote thereon was 1,231,493. Cytation issued 6,465,339 additional, restricted Shares to the Shareholders of the Disappearing Corporation.


ITEMS  3 THROUGH 4, 6 THROUGH 9 NOT APPLICABLE.


ITEM 5.     OTHER EVENTS.

                          Cytation.com Incorporated
                     Executive Summary of Business Plan

                                March 1, 1999

                              Table of Contents

                             Summary of Business
                                March 1, 1999

This Summary of Business describes the overall operational plan for Cytation.com Incorporated (together with its predecessor corporations, "Cytation.com" or the "Company") with respect to the marketing of the Company's proprietary Internet-delivered services.


Company Description

Cytation.com is leveraging its roots of its predecessors as a provider of Internet services and Web content to offer as services proprietary online enterprise learning solutions designed to capture, deploy and manage knowledge more effectively.

Cytation.com is a provider of Internet training and related services and competes principally in the $85 billion a year corporate training market. The Company's principal service is RollCall, a proprietary online, browser-based, enterprise-wide training management operating system that enables students to enroll and take, training managers to administer, and instructors to teach, courses over the Internet or on intranets, anywhere, anytime and at any pace. RollCall is compatible with all principal course authoring tools, and Cytation.com offers course development and authoring as part of its turnkey service approach to the market.

Potential and existing customers for the Company's services include corporations with distributed workforces, government agencies, colleges and universities and professional trainers. 80% of the Fortune 1000 companies are currently investigating Web-based course delivery strategies. Web-based delivery products and services are forecast to grow at an annual compound rate of approximately 94 percent.

The Company's has positioned RollCall as a turnkey service - hosting and administering it on its owns servers - rather than as a product. This strategy enables the Company to seek to capitalize on the distinct trend by corporations to outsource training requirements; to minimize and often eliminate the involvement of information technology departments in the sales cycle; to seek to form strategic relationships with instructional design firms; to customize the training Web site so that it has the customer's "look and feel"; and to offer customers automatic, free upgrades. The Company believes that RollCall will enable organizations to deploy and manage online learning solutions faster and with greater ease relative to client server, client-administered installations.

RollCall is functional and is being used by corporations in the New England area. The Company is ramping up its sales and marketing staff and expects sales to increase substantially in 1999.

The principal shareholders of Cytation.com are the founders and officers of Web Services International, Inc., a corporation which supplied Internet services and technologies before its merger into the Company, and EER Systems Inc., a supplier of a broad range of systems design, development and integration capabilities specializing in aerospace flight, information and training systems with annual revenues in excess of $100 million ("EER"). EER is an acknowledged participant in the DoD and civilian U.S. government training market. The Company is the successor to Stylex Homes, Inc. and was the surviving corporation in a merger with Cytation Corporation (formerly Web Services International, Inc.).

The Company's predecessors have raised more than $1.7 million of equity capital and have expended more than $1,000,000 on proprietary database development and marketing initiatives directly related to the Company's business.

The Company has filed applications with U.S. Patent and Trademark Office for "Cytation" and "RollCall" and has received preliminary trademark approval for "Real Solutions in a Virtual World".

Cytation.com's executive office is at 809 Aquidneck Avenue, Suite 1-B, Middletown, Rhode Island, 02842, tel. (401) 845-8800; fax. 401-845-8816;
www.cytation.com.


Industry

Morgan Stanley & Company, Inc.'s The Internet Report offers an extensive analysis of the market for Internet services and products. According to this report, "the market for Internet-related products and services appears to be growing more rapidly than the early emerging markets for print publishing, telephony, film, radio, recorded music, television, and personal computers."


Market Analysis

Size of Market. The overall training market in the United States was more than $85 billion in 1997, with the corporate market accounting for nearly $59 billion, or 70%. Industry experts forecast that the U.S. market for Web-based training will grow from $197 million in revenue in 1997 to more than $5.5 billion in the year 2002, a compound annual growth rate of almost 95 percent during this five year period. Web-based delivery products and services are forecast to account for approximately 30 percent of this overall market with a compound annual growth rate of approximately 94 percent.

RollCall is a second generation Internet application with significant potential for growth as the online, digital revolution continues to permeate society and the ways in which it communicates.

The market for the Company's services is expected to grow substantially over the next several years because of near universal acceptance of the Internet and the use of Intranets as well as the demonstrable cost savings and improved results realized by customers which embrace online solutions. The Company's services are expected to capitalize on these factors. RollCall takes the course to the student, thereby reducing travel time and expense (both out-of-pocket and opportunity costs) while effectively delivering learning content. As a turnkey service administered by Cytation.com, the Company believes that RollCall will save additional costs by eliminating participation by corporate IT departments, many of which have their hands full with year 2000 problems. A recent study reveals that 80% of the Fortune 1000 companies are currently investigating Web-based course delivery strategies.

Market Segments. The Company's target market for RollCall consists of mid-to-large size corporations with distributed workforces, educational institutions, professional trainers and the government.

Orders. Cytation.com introduced RollCall in July 1998 after completion of beta testing in three target market segments: corporate, government, and colleges and universities. During beta testing, the Company also formed a strategic relationship with a prominent instructional design firm in order to test RollCall in the training market segment.

The Company has entered into contracts to provide the RollCall Service with several major corporations and a leading worldwide provider of technical instruction and services. These are reference accounts which are expected to generate ongoing revenues for the Company.

Competition. Typical of virtually all-emerging Internet market segments, there are several companies which claim to offer services competitive to those marketed by Cytation.com. Although the Company believes it has identified its principal competitors for RollCall, none have achieved a significant market share. The Company believes that the overall competitive environment will allow multiple competitors to develop market share followed by a period of consolidation beginning after the year 2000.

One Web-based training expert in October 1998 acknowledged that Cytation.com's RollCall is the only training management system offered as a service rather than a software or bundled product sold for installation and management by the customer.

Barriers to Entry. The Company has invested thousands of man-hours in the development of proprietary database software which is suitable to the emerging Web-based training market. Cytation.com believes that the development of comparable database software as well the time and funding required to beta test any such product and develop customer relationships constitute the principal barriers to entry by competitors.


Services

RollCall is a proprietary object-oriented knowledge management system designed to provide centralized, flexible control and administration of online learning applications in a turnkey service solution. Together with Cytation.com's Web-enabling and course authoring services, RollCall uses the Internet and intranets to bring the course to the student-when he (or she) wants, where he wants it and how he wants it-in corporate, university and government learning environments. RollCall empowers the course administrator to manage enrollment, obtain multiple reports, invoice, test and certify by organization or department in a secure environment without requiring the participation of the course provider's IT department. RollCall is compatible with all principal course authoring tools, and Cytation.com offers (directly and through third parties) as part of its turnkey service complete course development and authoring when necessary.


Marketing and Sales

Marketing. The cornerstone of the Company's marketing strategy is to position RollCall as a turnkey service - hosting and administering it on its owns servers - rather than as a software product purchased, installed and maintained by customers. This strategy enables the Company to seek to capitalize on the distinct trend by corporations to outsource training requirements; to minimize and often eliminate the involvement of information technology departments in the sales cycle; to seek to form strategic relationships with instructional design firms; to customize the training Web site so that it has the customer's "look and feel"; and to offer customers automatic, free upgrades. Management believes that RollCall will enable organizations to deploy and manage online learning solutions significantly faster and with greater ease relative to client server, client-administered installations.

A second important element of the Company's marketing strategy is to use instructional design firms as resellers to seek to drive RollCall into the trainer market and leverage hundreds of established third-party customer accounts. Instructional design is a highly fragmented industry in which the participants are trainers, not specialists in the Internet and supporting technologies. Instructional designers are protective of their client bases and are reluctant to sell third-party online training software offered by the Company's competitors. As a turnkey solution sold by the instructional designer but managed and administered offsite by Cytation.com, management believes that RollCall is a non-threatening solution to these firms' need to differentiate themselves and to offer online services to their customers in the competitive, crowded training environment.

The Company also intends to focus on vertical markets and seek strategic reseller relationships with other than instructional design firms.

Cytation.com also offers hosting and other Internet-related services; provides training and technical support; and provides or arranges for course development and authoring.

Cytation.com also believes it will benefit from its relationship with EER, particularly as a result of EER's role as one of eight prime contractors for a GSA $9 billion, 9-year funding vehicle ("SEAT Contract") for integrating desktop computing as an information utility, including local and wide area network capabilities, help desk services, maintenance and training. Cytation.com has formally been designated a SEAT Contract subcontractor.

Unlike many Web-based training software products which sell for as much as $100,000, RollCall is priced on a per student license or, for customers with several thousand students, an enterprise license basis with modest set-up fees. Upgrades are automatic and free.

Sales. The Company expects to sell its services direct and through its strategic instructional design and other partners. A Vice President of Business Development will commence employment in mid-March 1999 and will focus exclusively on strategic relationships for the resale of RollCall.


Management

The directors and officers of Cytation.com are as follows:

Name                    Age     Position

Richard A. Fisher       52      Chairman of the Board of Directors
Kevin J. High           34      President and Director
Nancy Gleason           43      Vice President of Marketing
Mark Thatcher           35      Corporate Counsel
Jai N. Gupta, Ph.D.     52      Director
Michael W. Bryant       54      Director
Mark Rogers             39      Director

Cytation.com's key personnel bring a broad range of private and public management, corporate finance and technical skills to the Company.

The Company currently has 17 employees.

The Company's advisory board consists of five experts in its market segments and a former governor of Rhode Island.

(ii) Reference is made to the press release issued to the public by the Registrant on January 27, 1999, the text of which is attached hereto as
     Exhibit 99.1, for a description of the events reported pursuant to this Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements.
---------------------------------

As of the date of the filing of this Current Report on Form 8-K, the Registrant's Independent Auditor, Cayer, Prescott, Clune & Chatellier, have completed a compilation of the six months ended December 31, 1998 for the Disappearing Corporation. This review will accompany the thirty (30) months of audited financial statements of the Disappearing Corporation that will provide for the financial statements required by this Item 7(a).

In accordance with Item 7(a)(4) of Form 8 K, such financial statements are filed herein, but in any event no later than May 15, 1999.

CYTATION CORPORATION

BALANCE SHEET
DECEMBER 31, 1998


ASSETS

Current assets:
  Cash                                          $   200,918
  Accounts receivable, net                           72,821
  Prepaid expenses                                    6,084
      Total current assets                          279,823

Property and equipment                              311,153
Less: accumulated depreciation                     (156,566)
      Total property and equipment                  154,587

Intangible asset:
  Software development, net                         226,489

      TOTAL ASSETS                              $   660,899


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Current portion of long-term debt             $   303,562
  Accrued payroll                                   150,374
  Accounts payable                                  119,898
  Notes payable - shareholders                       95,000
  Accrued expenses                                   52,305
      Total current liabilities                     721,139
Long-term debt                                        5,688


Stockholders' deficit:
  Preferred stock, $1,000 stated value,
  $.001 par value, authorized 1,000
  shares, issued and outstanding 0 shares                 0

  Common stock, $.001 par value,
  authorized 1,500,000 shares, issued
  and outstanding 1,228,278 shares                    1,228
  Additional paid-in capital                      1,735,050
  Accumulated deficit                            (1,802,206)
      Total stockholders' deficit                   (65,928)

      TOTAL LIABILITIES AND
      STOCKHOLDERS' DEFICIT                     $   660,899


SEE NOTES TO FINANCIAL STATEMENTS.

CYTATION CORPORATION

STATEMENT OF OPERATIONS
SIX MONTHS ENDED DECEMBER 31, 1998


Net revenues:
  Web site hosting                              $   116,432
  Subscriber access                                  64,868
  Web site origination                               49,488
  Online training services                           47,170
  Other revenue                                      18,092
  Consulting                                         12,866
  Commerce                                            9,974
  Hardware sales                                      2,545
  Sales return and allowances                       (22,730)
      Total net revenues                            298,705

Expenses:
  Salaries                                          195,849
  Utilities                                          55,066
  Depreciation and amortization                      52,976
  Travel and entertainment                           24,824
  Legal and professional fees                        22,088
  Rent                                               20,861
  Payroll taxes and employee benefits                13,713
  Equipment rental                                   12,443
  Interest expense                                    9,636
  Commissions                                         7,350
  Computer services                                   6,835
  Seminars and related product supplies               6,522
  Other expenses                                      5,582
  Office supplies and services                        5,112
  Printing and reproduction                           5,027
  Postage and delivery                                3,993
  Insurance                                           3,837
  Domain registration                                 3,795
  Hardware                                            2,663
  Advertising                                         1,795
  Software                                            1,153
  Bad debt (recovery)                                (9,079)
      Total expenses                                452,041

Net loss for the period                         $  (153,336)

Net loss per share                              $     (.137)

Weighted average number of shares
 used in computation                              1,115,293


SEE NOTES TO FINANCIAL STATEMENTS.

CYTATION CORPORATION

STATEMENT OF CHANGES IN DEFICIT
SIX MONTHS ENDED DECEMBER 31, 1998


Accumulated Deficit at June 30, 1998            $(1,605,793)

Prior period adjustment                             (43,077)
Accumulated Deficit at June 30, 1998,
 as restated                                     (1,648,870)

Net loss for the six month period
 ended December 31, 1998                           (153,336)

Accumulated Deficit at December 31, 1998        $(1,802,206)


SEE NOTES TO FINANCIAL STATEMENTS.

CYTATION CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
DECEMBER 31, 1998
                                                                                                                 Total
                                                                                       Additional                Stockholders'
                                             Preferred Shares       Common Shares      Paid-in                   Equity
                                              Shares  Amount      Shares     Amount    Capital      (Deficit)    (Deficit)
Balance at January 1, 1996 (inception)
  Issuance of founder shares                                      342,612    $   343   $  20,057                 $   20,400
  Issuance of shares for compensation                              54,533         54      19,031                     19,085
  Issuance of shares with debt                                      8,556          9       2,817                      2,826
  Net loss for the period                                                                           $   (61,962)    (61,962)
Balance at June 30, 1996                                          405,701        406      41,905        (61,962)    (19,651)

Issuance of shares with debt                                        6,417          6       2,113                      2,119
  Issuance of shares for compensation                               1,650          2      12,373                     12,375
  Issuance of shares to founder                                    73,319         73                    (25,000)    (24,927)
  Issuance of warrants for compensation                                                   14,931                     14,931
  Sale of common shares, less expenses                            116,799        117     874,810                    874,927
  Preferred issued                             105     $ 105,000                          (4,945)                   100,055
  Net loss for the period                                                               (888,499)      (888,499)
Balance at June 30, 1997                       105       105,000  603,886        604     941,187       (975,461)     71,330
Preferred issued                               438       437,500                                                    437,500
  Issuance of options for compensation                                                    52,180                     52,180
  Net loss for the period (as restated)                                                                (673,409)   (673,409)
Balance at June 30, 1998                       543       542,500  603,886        604     993,367     (1,648,870)   (112,399)

Preferred stock conversion                    (543)     (542,500)  78,747         78                                542,422
Issuance of shares for assets                                     229,896        230       2,069          2,299
Issuance of shares for compensation                               250,749        251       2,257          2,508
Sale of common shares                                              65,000         65     194,935        195,000
Net loss for the period                                                                                (153,336)   (153,336)

Balance at December 31, 1998                  0         0       1,228,278     $1,228  $1,735,050    $(1,802,206)  $ (65,928)


SEE NOTES TO FINANCIAL STATEMENTS.

CYTATION CORPORATION

STATEMENT OF CASH FLOWS
SIX MONTHS ENDED DECEMBER 31, 1998


Cash flows from operating activities:
  Net loss for the period                       $  (153,336)
  Adjustments to reconcile loss to
     net cash provided by operating activities:
    Depreciation and amortization                    52,976
    Decrease in provision for doubtful accounts     (20,000)
    Value of stock issued as compensation             2,505
  (Increase) decrease in:
    Accounts receivable                              19,292
    Prepaid expenses                                  6,793
  Increase (decrease) in:
    Accounts payable                                 83,912
    Accrued payroll                                  (9,410)
    Accrued expenses                                    667
    Deferred revenue                                (57,126)
      Net cash used by operating activities         (73,727)
Cash flows from investing activities:
  Capital expenditures                             (204,918)

Cash flows from financing activities:
  Proceeds from sale of common stock                195,000
  Proceeds from notes payable - stockholders         40,000
  Proceeds from long-term debt                      200,000
  Net decrease in long-term debt                     (1,799)
      Net cash provided by financing activities     433,201

Net increase in cash                                154,556

Cash at beginning of period                          46,362

Cash at end of period                           $   200,918

CYTATION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998


SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Cytation Corporation (formerly Web Services International, Inc.) was incorporated in Rhode Island in January 1996. Effective July 1, 1998, the Corporation's principal service is RollCall™ which is a proprietary Web-based training and delivery system which enables users to take, and administrators to administer, courses over the Internet or on an Intranet. Potential customers for the Corporation's services include corporations with distributed workforces, government agencies, colleges and universities, and professional trainers.

     The Corporation's books are maintained on the accrual basis of accounting in accordance with Generally Accepted Accounting Principles.

     The Corporation extends credit to customers in the normal course of business. Bad debts are provided on the allowance method based on historical experience and management's evaluation of outstanding accounts receivable.

     Property and equipment are recorded at cost, except that property under capital leases is recorded at the lower of the present value of future minimum lease payments or the fair value of the property at the beginning of the lease term. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is recorded in earnings. Maintenance and repairs are changed to expense when incurred. Property and equipment is depreciated under the straight-line method over the estimated useful lives of assets as follows:

     Assets                      Life

     Vehicles                    5     years
     Machinery and equipment     3 - 7 years
     Furniture and fixtures      3 - 7 years


     The Company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Since the Company is not required to adopt the fair value based recognition provisions prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, it has elected only to comply with the disclosure requirements set forth in the Statement, which include disclosing pro forma net income as if the fair value based method of accounting had been applied.

     In accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Thereafter, the Company capitalizes the direct costs and allocated overhead associated with the development of software products. Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations.

     Capitalized costs are amortized over the estimated product life on the straight-line basis. Unamortized costs are carried at the lower of book value or net realizable value.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(CONTINUED)

CYTATION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998

2.     CASH

     The Corporation has cash deposits at one financial institution which has a federally insured limit of $100,000. The cash balance in this institution may exceed the federally insured limit at various times throughout the year.

3.     ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 1998 consisted of the following:

     Accounts Receivables                      $    82,821
     Less allowance for doubtful accounts           10,000
     Net receivables                           $    72,821

4.     PROPERTY AND EQUIPMENT

     Property and equipment and accumulated depreciation at December 31, 1998 consisted of the following:

     Cost:
       Machinery and equipment                 $   181,990
       Furniture and fixtures                       68,542
       Leasehold improvement                        42,566
       Vehicles                                     18,055
      Total property and equipment                 311,153

     Accumulated depreciation:
      Machinery and equipment                      113,015
       Furniture and fixtures                       19,301
       Leasehold equipment                          17,027
       Vehicles                                      7,223
      Total accumulated depreciation               156,566

     Net property and equipment                $   154,587


5.     INTANGIBLE ASSETS

     Software development costs have been capitalized and are being amortized in accordance with Statement of Financial Accounting Standards No. 86. The costs are being amortized on a straight-line basis over three years. The cost basis and accumulated amortization as of December 31, 1998 are as follows:

     Software development                      $   274,869
     Accumulated amortization                       48,380
     Net intangible assets                     $   226,489

(CONTINUED)

CYTATION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998


6.     ACCRUED PAYROLL

     Accrued payroll at December 31, 1998 includes approximately $117,000 of payroll which has been deferred by the stockholders.

7.     NOTES PAYABLE - STOCKHOLDERS

     Notes payable - stockholders at December 31, 1998 consist of the following obligations which are due on demand:

Promissory note dated November 2, 1998
payable to a stockholder with interest at 6%    $    20,000

Promissory note dated October 8, 1998
payable to a stockholder without interest            20,000

Note payable dated December 18, 1996
payable to a stockholder without interest            45,000

Promissory note dated July 25, 1996
payable to a stockholder without interest            10,000

  Total                                         $    95,000


8.     LONG-TERM DEBT AND LINE-OF-CREDIT

     Long-term debt at December 31, 1998 consisted of the following:

Note payable to shareholder (EER Systems, Inc.),
unsecured due August 1, 1999
including interest at 6%                        $   300,000

Note payable to finance company,
secured by vehicle, $393 due monthly
including interest at 10.90%  to November 2001.       9,250

  Less:  amount due within one year                (303,562)

Long-term debt, net                             $     5,688

     Maturities of long-term debt for each of the years succeeding December 31, 1998 are as follows:

                       1999                     $     3,935

                       2000                           1,753

                       Total                    $     5,688

(CONTINUED)

CYTATION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998

9.     OPERATING LEASES

     On October 1, 1996, the Corporation entered into a five-year lease agreement for office space that expires September 30, 2001. The terms of the agreement are such that the lease has been classified as an operating lease. In addition to the monthly rental change, the Corporation must also pay 25% of the operating expenses of the common areas. Lease expenses for the six months ended December 31, 1998 was $20,861.

     The following is a schedule, by years, of future minimum lease payments to be made under the lease agreement:

                       1999                     $    35,400
                       2000                          29,250
                       2001                               0

10.     CAPITAL TRANSACTIONS

     On July 1, 1998, the Board of Directors of the Corporation voted to amend its articles of incorporation to increase the aggregate number of shares the Corporation has authority to issue from 1,001,000 to 1,501,000. The shares consist of 1,500,000 of common stock, $.001 par value and 1,000 shares of preferred, $1,000 stated value, $.001 par value.

     On September 1, 1998, the Corporation converted the 543 shares of outstanding preferred stock to 78,747 shares of common stock. In addition to the shares of common stock, each preferred shareholder received stock warrants for additional common stock. At December 31, 1998, there were 78,747 stock warrants outstanding relating to the preferred stock conversion. Also, on September 1, 1997 the Corporation issued 32,000 warrants which were not exercised as of December 31, 1998. At December 31, 1998, the Corporation had 110,747 warrants outstanding at an exercise price of $7.50 per share.

     During the period ended December 31, 1998, the Corporation issued stock to employees which has been recorded as compensatory stock options in accordance with APB Opinion No. 25. Approximately 251,000 shares were issued through the employee stock options, and compensation has been recorded in the financial statements for approximately $2,500.

     During 1998, the Corporation issued stock options to employees which had not been exercised as of December 31, 1998. The total number of shares of common stock subject to employee options outstanding at December 31, 1998 was 37,500. The Corporation records stock options in accordance with APB Opinion No. 25 and accordingly, no amounts have been recorded in the financial statements. If the Corporation had used the fair value based method of accounting for the options, as prescribed by Statement of Financial Accounting Standards No. 123, compensation expense would have been recorded for approximately $112,500. Accordingly, the Corporation's pro forma net loss and loss per share would have been approximately $266,000 and $.238 for the six months ended December 31, 1998.

(CONTINUED)

CYTATION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998


11.     INCOME TAXES

     The Corporation accounts for income taxes in accordance with SFAS #109, "Accounting for Income Taxes." In accordance with SFAS #109, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes), and allowance for doubtful receivables (deductible for financial statement purposes but not for income tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income.

     The Corporation's deferred tax assets consisted of the following at December 31, 1998:

     Deferred tax assets                        $ 1,635,500
     Deferred tax liabilities                       (21,500)
     Net deferred tax assets                      1,614,000
     Valuation allowance                         (1,614,000)
     Net deferred tax assets recognized
      on the accompanying balance sheet         $        -0-

     The deferred tax assets noted above includes a net operating loss carryforward from 1997 of approximately $1,202,000.

     The estimated net operating loss available for 1999 is approximately $1,500,000.

     The current income tax provision for the six months ended December 31, 1998 has been estimated at $0 due to the loss for the period then ended.

12.     SUPPLEMENTAL CASH FLOW INFORMATION

     Cash payments for interest for the six months ended December 31, 1998 was $562.

13.     RELATED PARTIES

     At December 31, 1998, the Corporation owned 50% of the shares of Cytation Corporation - Delaware. The Delaware Corporation was incorporated in December, 1997 as a joint venture between Cytation Corporation (formerly Web Services International, Inc.) and EER Systems, Inc. The primary activity of Cytation Corporation - Delaware was the development of the proprietary online, browser-based enterprise-wide training management operating system which was subsequently acquired by the Corporation.

(CONTINUED)

CYTATION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998

14.     RESTATEMENT

     The prior period adjustment reflects a restatement of the deficit at June 30, 1998, in the amount of $43,077. The June 30, 1998 deficit has been restated as follows:

                                           Increase (decrease)
                                           in deficit

Loan proceeds recorded as revenue
 rather than long-term debt                $ (100,000)

Reduction of accrued payroll                   56,923

Total prior period adjustment              $  (43,077)


15.     SUBSEQUENT EVENTS


     On February 11, 1999, the shareholders of the Corporation voted to merge with Cytation.com Incorporated (formerly Stylex Homes, Inc). Each share of the Corporation was converted to 5.25 shares of Cytation.com Incorporated common stock.

Subsequent to December 31, 1998 the Corporation repaid certain notes payable to stockholders in the aggregate amount of $40,000.

INDEX TO WEB SERVICES INTERNATIONAL, INC.
FINANCIAL STATEMENTS


Independent Auditor's Report                   2
Balance Sheet                                  3
Statement of Operations                        4
Statement of Shareholders' Equity              5
Statement of Cash Flows                        6
Notes to Financial Statements                  7

INDEPENDENT AUDITOR'S REPORT

August 14, 1998


Shareholders and Directors
Web Services International, Inc.
Middletown, RI 02842

We have audited the accompanying balance sheet of Web Services International, Inc. as of June 30, 1998, and the related statements of operations and stockholders' deficit and cash flows for the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Web Services International, Inc. as of June 30, 1998, and the results of operations, and its cash flows for the year ended June 30, 1998 in conformity with generally accepted accounting principles.

/s/ Radin, Glass & Co., LLP

Certified Public Accountants

WEB SERVICES INTERNATIONAL, INC.
REPORT ON AUDIT OF FINANCIAL STATEMENTS
THE YEAR ENDED JUNE 30, 1998

Balance Sheet

CURRENT ASSETS
  Cash                                          $    46,362
  Accounts receivable,
    net of allowance for doubtful
    accounts of $ 30,000                             72,113
  Prepaid expenses and other assets                   9,877

TOTAL CURRENT ASSETS                                128,353

FURNITURE AND EQUIPMENT,
  net of accumulated depreciation                   190,553
SOFTWARE DEVELOPMENT,
  net of accumulated amortization of $ 36,287        36,283

OTHER ASSETS                                          3,000
                                                $   358,189

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                              $    35,988
  Accrued payroll-officers                          216,709
  Accrued expenses                                   48,567
  Note payable shareholder                           45,000
  Shareholder advances payable                       13,071
  Unearned Web design revenue                        57,126
  Current portion of capital lease obligation         1,469
TOTAL CURRENT LIABILITIES                           417,930

CAPITAL LEASE OBLIGATION                              9,580

SHAREHOLDERS' DEFICIT:
  Preferred shares, $1,000 stated value,
  $.001 par value,                                  542,500
  authorized 1000 shares, issued and
  outstanding 543 shares Common shares,
  $.001 par value, authorized 1,000,000 shares,         607
  issued and outstanding 607,087 shares             993,365
  (Deficit)                                      (1,605,793)

TOTAL SHAREHOLDERS' DEFICIT                         (69,321)

                                                $   358,189

WEB SERVICES INTERNATIONAL, INC.
REPORT ON AUDIT OF FINANCIAL STATEMENTS
THE YEAR ENDED JUNE 30, 1998

Statement of Operations

                                                June 30, 1998     1997
NET REVENUES:
  Roll Call development                         $ 5,000,000       $         -
  Web site origination                              358,545           109,883
  Web site hosting                                  210,700            82,971
  Subscriber access                                  31,853           163,939
  Agent enrollment fees                                   -            25,994
  Sale of "dial-up" access service                        -            65,773
  Consulting                                         66,266             7,650
  E-commerce income                                  28,038                 -
  Hardware sales, net                                17,262               480
  Other revenues                                      4,219             3,035

                                                  1,243,883           459,725
EXPENSES:
  Payroll                                           918,619           535,514
  Benefits and taxes                                100,167            53,842
  Telephone utilities                               128,087           128,656
  Depreciation and amortization                      93,554            66,949
  Professional fees                                 127,044            71,797
  Rent                                               64,143            34,520
  Commissions                                       125,565            46,359
  Domain registrations                               38,555            22,300
  Insurance                                          31,027            35,521
  Advertising                                        13,268           127,155
  Software                                           11,285            35,429
  Printing and reproduction                           9,245            26,830
  Agent seminars and product supplies                     -            40,146
  Electric and gas utilities                         13,986             7,670
  Travel and entertainment                           35,364             9,471
  Office supplies and services                       50,469            36,278
  Interest expense                                    7,579             5,786
  Other expenses                                    106,258            64,001

                                                  1,874,215         1,348,224
NET LOSS                                        $  (630,332)      $  (888,499)

NET LOSS PER SHARE                              $     (1.08)      $     (1.69)

WEIGHTED AVERAGE NUMBER OF SHARES
USED IN COMPUTATION                                 583,768           526,112

WEB SERVICES INTERNATIONAL, INC.
REPORT ON AUDIT OF FINANCIAL STATEMENTS
THE YEAR ENDED JUNE 30, 1997

Statement of Changes in Shareholders' Equity (Deficit)

CYTATION CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
JUNE 30, 1998
                                                                                                                 Total
                                                                                       Additional                Stockholders'
                                             Preferred Shares       Common Shares      Paid-in                   Equity
                                              Shares  Amount      Shares     Amount    Capital      (Deficit)    (Deficit)
Balance at January 1, 1996 (inception)
  Issuance of founder shares                                      342,612    $   343   $  20,057                 $   20,400
  Issuance of shares for compensation                              54,533         55      19,031                     19,086
  Issuance of shares with debt                                      8,556          9       2,817                      2,826
  Net loss for the period                                                                           $   (61,962)    (61,962)
Balance at June 30, 1996                                          405,701        406      41,905        (61,962)    (19,651)

Issuance of shares with debt                                        6,417          6       2,113                      2,119
  Issuance of shares for compensation                               1,650          2      12,373                     12,375
  Issuance of shares to founder                                    73,319         73                    (25,000)    (24,927)
  Issuance of warrants for compensation                                                   14,931                     14,931
  Sale of common shares, less expenses                            120,000        120     874,807                    874,927
  Preferred issued                             105     $ 105,000                          (4,945)                   100,055
  Net loss for the period                                                                              (888,499)   (888,499)
Balance at June 30, 1997                       105       105,000  607,087        607     941,185       (975,461)     71,331

Preferred issued                               438       437,500                                                    437,500
  Issuance of options for compensation                                                    52,180                     52,180
  Net loss for the period (as restated)                                                                (630,332)   (630,332)
Balance at June 30, 1998                       543       542,500  607,087        604     993,365     (1,605,793)    (69,321)


SEE NOTES TO FINANCIAL STATEMENTS.

WEB SERVICES INTERNATIONAL, INC.
REPORT ON AUDIT OF FINANCIAL STATEMENTS
THE YEAR ENDED JUNE 30, 1998

Statements of Cash Flows


                                                June 30, 1998     1997

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                      $  (630,332)      $  (888,499)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
  Depreciation and amortization                      93,554            66,949
  Net loss on equipment disposal                      8,061             3,033
  Issuance of shares and warrants as compensation    52,180            27,106
  Changes in assets and liabilities:
  Increase in accounts receivable                   (34,121)          (37,992)
  Decrease (increase) in due from sale of
   "dial-up" access service                          69,810           (68,810)
  (Increase) decrease in prepaid expenses
   and other assets                                  (6,190)           13,518
  Increase in other assets                                -            (3,000)
  (Decrease) increase in accounts payable           (15,874)           49,863
  Increase in wages payable                         131,941            84,768
  Increase in accrued expenses                       23,615            24,952
  Increase in unearned Web design revenue            30,180            26,946

NET CASH USED IN OPERATING ACTIVITIES              (277,177)         (702,166)

CASH FLOW FROM INVESTING ACTIVITIES:

  Purchase of furniture and equipment               (80,216)         (216,795)
  Proceeds from equipment disposals                   1,665            29,155
  Capitalization of software development costs            -           (72,570)

NET CASH USED IN INVESTING ACTIVITIES               (78,551)         (260,210)

CASH FLOWS FROM FINANCING ACTIVITIES:

  Principal payments on capital lease obligations    (2,865)           (2,141)
  Net payments/borrowings under
   short-term debt arrangements                     (34,973)          114,306
  Issuance of shares to founder                           -           (25,000)
  Proceeds from issuance of common shares                 -           874,500
  Proceeds from issuance of preferred shares        437,500                 -

NET CASH PROVIDED BY FINANCING ACTIVITIES           399,662           961,665

NET DECREASE IN CASH                                 43,934              (711)

CASH AT BEGINNING OF PERIOD                           2,428             3,139

CASH AT END OF PERIOD                           $    46,362       $     2,428

SUPPLEMENTAL DISCLOSURES OF CASH FLOW

INFORMATION:
  Cash paid during the period for:
  Interest                                      $     7,579       $     5,786

WEB SERVICES INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

YEAR ENDED JUNE 30, 1998

1.    BUSINESS

     Web Services International, Inc. (the "Company") was incorporated in Rhode Island in January 1996 to market and host various forms of content on the World Wide Web. In December 1997, the Company entered into a joint venture and related contract for the development of online training systems. Through June 30, 1997, the Company marketed to small and medium sized businesses the design, origination and hosting of Web sites on the Internet and various consulting, training, reselling and other services relating to the Internet. On July 1, 1998 the Company ceased that business (other than Web site hosting) and is now engaged in the business of providing online training and event administration services through proprietary Web delivery and database software systems.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.     Basis of  Presentation:

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     b.     Furniture and Equipment:

Furniture and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years for equipment, auto and furniture.

Leasehold improvements are amortized over the term of the lease or the estimated life of the improvement, whichever is shorter. Whenever assets are sold or retired, their cost and related accumulated depreciation are removed from the appropriate accounts. Any gains and losses on dispositions are recorded in current operations.

     c.     Software Development Costs :

The Company has capitalized software development costs which totaled $36,283 net of accumulated amortization, at June 30, 1998. The capitalization of such costs and the related amortization is in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86.

     d.     Fair Value of Financial Instruments:

The carrying amounts reported in the
balance sheet for cash, trade receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments as set forth in SFAS 107.

     e.     Income Taxes:

The Company utilizes the liability method of accounting for income taxes as set forth in SFAS 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     f.     Revenue Recognition:

Revenues from Web design services are recognized as such services are performed. Revenues from Web site hosting are recognized on a monthly basis.

     g.     Employee Stock Options and Shares Issued for Services:

The Company accounts for employee stock transactions in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has adopted the proforma disclosure requirements of SFAS 123, "Accounting for Stock-Based Compensation." Accordingly, any excess of fair market value of stock issued to employees over exercise prices has been recorded as compensation expense and additional paid in capital.

Shares issued for services of non-employees are recorded at estimated fair market value.

     h.     Loss Per Share:

Loss per share is computed on the basis of weighted average number of common shares outstanding during the respective periods.

3.     JOINT VENTURE AGREEMENT

     In December 1997, the Company entered into a joint venture agreement with EER Systems Inc., a supplier of systems design, development and integration capabilities specializing in flight, information and training systems to form Cytation Corporation. Simultaneously, the Company entered into a development agreement with Cytation Corporation, receiving $500,000 to develop certain software.

4.     FURNITURE AND EQUIPMENT

     Furniture and equipment consist of the following at June 30, 1998:


                                              Estimated
                                              useful lives

     Computer and office equipment            3             $     177,072

     Furniture and fixtures                   7                    68,542

     Leasehold improvements                   5                    42,566

     Auto under capital lease obligation      5                    18,055

                                                                  306,235

     Less accumulated depreciation                                115,682

                                                            $     190,553

5.       SHORT-TERM BORROWINGS

     Short term debt due consists of the following at June 30, 1998:


          Shareholder advances payable due on demand
          and non-interest bearing.                         $      13,071

          Note payable to Richard A. Fisher, due on
          demand and non-interest bearing.                         45,000

                                                            $      58,071


6.     EQUITY PLACEMENTS AND OTHER FINANCING

a. During the years ended June 30, 1997 and 1996, the Company issued $18,750 and $50,000 of debt with 6,417 and 8,556 shares, respectively. The amounts allocated to the shares have been recorded as debt discount and are being amortized.

b. In February 1997, the Company completed a sale of 120,000 of its common shares at $7.50 per share. A portion of these shares were sold over the Internet.

c. During the year ended June 30, 1997, the Company issued $105,000 of debt units consisting of promissory notes and stock purchase warrants ("Units").
The promissory notes are automatically convertible to shares of Series A 10% convertible preferred shares to be issued, $.001 par value with a stated value of $1,000 ("CPS") at such time as the Company's articles of incorporation is amended to authorize the issuance of the CPS. Each share of CPS is subject to mandatory and automatic conversion into the Company's common shares upon the effective date of an initial public offering of the Company's common shares or September 1, 1998, whichever occurs first.

d. In July through November 1997, the Company issued approximately $438,000 of Units.

e. In October 1997, the Company amended its articles of incorporation to change the aggregate number of shares the Company has authority to issue from 1,000,000 to 1,001,000 consisting of 1,000,000 shares of common stock, $.001 par value per share, and 1,000 shares of preferred stock. Thereafter, the board of directors of the Company authorized the issuance of the CPS, which was issued to the holders of the Units in cancellation of their promissory notes.

f. Cumulative dividends of $100 per convertible preferred share are payable quarterly, if declared. The Company has not declared any dividends at June 30, 1998.

g. For disclosure purposes in accordance with SFAS No. 123, the fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for stock options granted during the year ended June 30, 1998, respectively: annual dividends of $0.00, expected volitility of 20.0%, risk-free interest rate of 5.7% and expected life of five years for all grants. The weighted-average fair value of the stock options granted during the year ended June 30, 1998 was $0.77.

     If the Company recognized compensation cost for the employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and loss per share would have been approximately, $652,000 and $1.12 in year ended June 30, 1998.


7.    COMMITMENTS/CONTINGENCIES

a. In December 1996, the Company issued to Richard A. Fisher, a founder of the Company, 73,319 shares of stock and a note for $45,000 for the receipt of certain assets at an estimated fair value of $20,000. The assets received have been recorded at fair value; the excess of the note issued over the assets received has been recorded as a distribution. Simultaneously with this agreement, Mr. Fisher entered into a three year employment contract.

The remaining note payable balance at June 30, 1998, was $45,000.


b. The Company entered into a five year rental lease beginning October 1, 1996 and ending September 30, 2001. The future minimum rental payments to be made under noncancellable operating leases as of June 30, 1998 are as follows:

                         1998-1999              $    36,960

                         1999-2000                   40,560

                         2000-2001                   12,510

                         2001                           690

c. The Company has received a letter from a shareholder requesting that the Company repurchase his shres of common stock. The Company does not believe it has any obligation to repurchase any shares of its common stock.


8.     SALE OF "DIAL-UP" ACCESS SERVICE

In April 1997, the Company sold its business of providing "dial-up" access service to Internet users. The sales price was $30,000, fixed and contingent future revenues based on the number of the Company's former "dial-up" customers and future radio advertising credits to be provided by the buyer. In May 1998, the Company began receiving the contingent monthly revenue payments and will continue to receive such payments through May 4, 1999. At June 30, 1998, no amount has ben allocated to the contingent revenue estimated at approximately, $4,000 per month.


9.     INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes" which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At June 30, 1997, a valuation allowance was provided against the tax asset.

The following table illustrates the source and status of the Company's deferred tax assets and (liabilities):

          Net operating loss carryforward         $   420,000

          Temporary differences                       120,000

          Valuation allowance                        (540,000)

     The provision for income taxes differs from the amount computed applying the statutory federal income tax rate to income before taxes as follows at June 30:

                                                   1998          1997

Income tax benefit computed at statutory rate   $  (194,000)  $  (333,043)

Tax benefit not recognized                          194,000       333,043

Provision for income taxes                         ---------     ---------

                                                $         -   $         -

10.     SUBSEQUENT EVENT

     The Company has agreed to acquire all the assets of Cytation Corporation, of which it is a fifty percent owner, in exchange for equity. The combined enterprises will operate as Cytation Corporation.

WEB SERVICES INTERNATIONAL, INC.

REPORT ON AUDIT OF FINANCIAL STATEMENTS
YEAR ENDED JUNE 30, 1997 AND
SIX MONTHS ENDED JUNE 30, 1996


INDEX TO WEB SERVICES INTERNATIONAL, INC.
FINANCIAL STATEMENTS


Independent Auditor's Report                   2
Balance Sheet                                  3
Statement of Operations                        4
Statement of Shareholders' Equity (Deficit)    5
Statement of Cash Flows                        6
Notes to Financial Statements                  7

INDEPENDENT AUDITOR'S REPORT

August 29, 1997


Shareholders and Directors
Web Services International, Inc.
Middletown, RI 02842

We have audited the accompanying balance sheet of Web Services International, Inc. as of June 30, 1997, and the related statements of operations and stockholders' deficit and cash flows for the year ended June 30, 1997 and the six months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Web Services International, Inc. as of June 30, 1997, and the results of operations, and its cash flows for the year ended June 30, 1997 and the six months ended June 30, 1996 in conformity with generally accepted accounting principles.

/s/ Feldman Radin &Co., P.C.

Certified Public Accountants

WEB SERVICES INTERNATIONAL, INC.
REPORT ON AUDIT OF FINANCIAL STATEMENTS
THE YEAR ENDED JUNE 30, 1997 AND
THE SIX MONTHS ENDED JUNE 30, 1996

Balance Sheet

CURRENT ASSETS
  Cash                                          $     2,428
  Accounts receivable,
    net of allowance for doubtful
    accounts of $4,200                               37,992
  Due from sale of "dial-up" access service          69,810
  Prepaid expenses and other assets                   3,687

TOTAL CURRENT ASSETS                                113,917

FURNITURE AND EQUIPMENT,
  net of accumulated depreciation                   189,426

SOFTWARE DEVELOPMENT                                 60,475

OTHER ASSETS                                          3,000

                                                $   366,818

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                              $    49,863
  Wages payable                                      84,768
  Accrued expenses                                   24,952
  Note payable shareholder                           45,000
  Shareholder advances payable                       48,044
  Unearned Web design revenue                        29,946
  Current portion of capital lease obligation         2,828

TOTAL CURRENT LIABILITIES                           282,402

CAPITAL LEASE OBLIGATION                             13,086

SHAREHOLDERS' EQUITY:
  Preferred shares, $1,000 par value, none
   authorized, issued, or outstanding (see note)    105,000
  Common shares, $.001 par value, authorized
   1,000,000 shares, issued and outstanding
   607,087 shares                                       607

  Additional paid-in capital                        941,185
  (Deficit)                                        (975,461)

TOTAL SHAREHOLDERS' EQUITY                           71,331

                                                $   366,818

WEB SERVICES INTERNATIONAL, INC.
REPORT ON AUDIT OF FINANCIAL STATEMENTS
THE YEAR ENDED JUNE 30, 1997 AND
THE SIX MONTHS ENDED JUNE 30, 1996

Statement of Operations

                                                Year ended        Six months
                                                June 30,          ended June 30,
                                                1997              1996

NET REVENUES:
  Subscriber access                             $   172,882       $    20,326
  Web Hosting                                        82,971             6,921
  Web site origination                              109,883            16,419
  Agent enrollment fees                              25,994                 -
  Sale of "dial-up" access service                   67,773                 -
  Other revenues                                      2,222                 -

                                                    459,725            43,665

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
  Advertising                                       127,155             6,678
  Payroll and payroll taxes                         564,581            37,177
  Depreciation and amortization                      66,949                 -
  Telephone utilities                               128,656            20,790
  Commissions                                        46,359                 -
  Professional fees                                  71,797            25,026
  Rent                                               34,520             1,400
  Insurance                                          35,521                 -
  Printing and reproduction                          26,830             1,041
  Agent seminars and product supplies                40,146                 -
  Software                                           35,429                 -
  Other expenses                                    170,281            13,515

                                                  1,348,224           105,627
NET LOSS                                        $  (888,499)      $   (61,962)

NET LOSS PER SHARE                              $     (1.69)      $     (0.33)

WEIGHTED AVERAGE NUMBER OF SHARES
USED IN COMPUTATION                                 526,112           186,722

WEB SERVICES INTERNATIONAL, INC.
REPORT ON AUDIT OF FINANCIAL STATEMENTS
THE YEAR ENDED JUNE 30, 1997 AND
THE SIX MONTHS ENDED JUNE 30, 1996

Statement of Changes in Shareholders' Equity (Deficit)

CYTATION CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
JUNE 30, 1997 AND SIX MONTHS ENDED JUNE 30, 1996

                                                                                                                 Total
                                                                                       Additional                Stockholders'
                                             Preferred Shares       Common Shares      Paid-in                   Equity
                                              Shares  Amount      Shares     Amount    Capital      (Deficit)    (Deficit)
Balance at January 1, 1996 (inception)
  Issuance of founder shares                                      342,612    $   343   $  20,057                 $   20,400
  Issuance of shares for compensation                              54,533         55      19,031                     19,086
  Issuance of shares with debt                                      8,556          9       2,817                      2,826
  Net loss for the period                                                                           $   (61,962)    (61,962)
Balance at June 30, 1996                                          405,701        406      41,905        (61,962)    (19,651)

Issuance of shares with debt                                        6,417          6       2,113                      2,119
  Issuance of shares for compensation                               1,650          2      12,373                     12,375
  Issuance of shares to founder                                    73,319         73                    (25,000)    (24,927)
  Issuance of warrants for compensation                                                   14,931                     14,931
  Sale of common shares, less expenses                            120,000        120     874,807                    874,927
  Preferred issued                             105     $ 105,000                          (4,945)                   100,055
  Net loss for the period                                                                              (888,499)   (888,499)
Balance at June 30, 1997                       105       105,000  607,087        607     941,185       (975,461)     71,331


SEE NOTES TO FINANCIAL STATEMENTS.

WEB SERVICES INTERNATIONAL, INC.
REPORT ON AUDIT OF FINANCIAL STATEMENTS
THE YEAR ENDED JUNE 30, 1997 AND
THE SIX MONTHS ENDED JUNE 30, 1996

Statements of Cash Flows

                                                                  Six months
                                                Year ended        ended
                                                June 30, 1997     June 30, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                        $  (888,499)      $   (61,962)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization                      66,949                 -
  Net loss on equipment disposal                      3,033                 -
  Issuance of shares and warrants as compensation    27,106            19,031
Changes in assets and liabilities:
  Increase in accounts receivable                   (37,992)                -
  Increase in due from sale of
   "dial-up" access service                         (69,810)                -
  Decrease (increase) in prepaid expenses
   and other assets                                  13,518           (17,205)
  Increase in other assets                           (3,000)                -
  Increase in accounts payable                       49,863                 -
  Increase in wages payable                          84,768                 -
  Increase in accrued expenses                       24,952                 -
  Increase in unearned Web design revenue            26,946                 -
NET CASH USED IN OPERATING ACTIVITIES              (702,166)          (60,136)

CASH FLOW FROM INVESTING ACTIVITIES:
  Purchase of furniture and equipment              (216,795)          (40,918)
  Proceeds from equipment disposals                  29,155                 -
  Capitalization of software development costs      (72,570)                -

NET CASH USED IN INVESTING ACTIVITIES              (260,210)          (40,918)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on capital lease obligations    (2,141)                -
  Net payments/borrowings under
   short-term debt arrangements                     114,306            80,912
  Issuance of shares to founder                     (25,000)                -
  Proceeds from issuance of common shares           874,500            23,281
NET CASH PROVIDED BY FINANCING ACTIVITIES           961,665           104,193

NET DECREASE IN CASH                                   (711)            3,139

CASH AT BEGINNING OF PERIOD                           3,139                 -

CASH AT END OF PERIOD                           $     2,428       $     3,139

SUPPLEMENTAL DISCLOSURES OF CASH FLOW

INFORMATION:
  Cash paid during the period for:
  Interest                                      $     5,786       $         -

WEB SERVICES INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

YEAR ENDED JUNE 30, 1997

AND SIX MONTHS ENDED JUNE 30, 1996


1.     BUSINESS

     Web Services International, Inc. (the "Company") was incorporated in Rhode Island in January 1996 to market and host various forms of content on the World Wide Web. The Company markets to small and medium sized businesses the design, origination and hosting of Web sites on the Internet. Further, the Company provides consulting, training, reselling and other services relating to the Internet.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.    Basis of  Presentation:

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     b.    Furniture and Equipment:

Furniture and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years for equipment, auto and furniture.

Leasehold improvements are amortized over the term of the lease or the estimated life of the improvement, whichever is shorter. Whenever assets are sold or retired, their cost and related accumulated depreciation are removed from the appropriate accounts. Any gains and losses on dispositions are recorded in current operations.

     c.     Software Development Costs:

The Company has capitalized software development costs which totaled $60,475, net of accumulated amortization, at June 30, 1997. The capitalization of such costs and the related amortization is in accordance with Statement of Financial Accounting

Standards ("SFAS") No. 86. Software costs, which are capitalized after technological feasibility is established, totaled $72,570 for the fiscal year ended June 30, 1997.

     d.    Fair Value of Financial Instruments:

The carrying amounts reported in the balance sheet for cash, trade receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments as set forth in SFAS 107.

     e.    Income Taxes:

The Company utilizes the liability method of accounting for income taxes as set forth in SFAS 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     f.    Revenue Recognition:

Revenues from Web design services are recognized as such services are performed. Revenues from Web site hosting are recognized on a monthly basis.

     g.     Employee Stock Options and Shares Issued for Services:

The Company accounts for employee stock transactions in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has adopted the proforma disclosure requirements of SFAS 123, "Accounting for Stock-Based Compensation." Accordingly, any excess of fair market value of stock issued to employees over exercise prices has been recorded as compensation expense and additional paid in capital.

Shares issued for services of non-employees are recorded at estimated fair market value.

     h.    Loss Per Share:

Loss per share is computed on the basis of weighted average number of common shares outstanding during the respective periods.

3.     FURNITURE AND EQUIPMENT

     Furniture and equipment consist of the following at June 30, 1997:

                                            Estimated
                                            useful
                                            lives


     Computer and office equipment          3              $   106,897

     Furniture and fixtures                 7                   68,228

     Leasehold improvements                 5                   42,566

     Auto under capital lease obligation    5                   18,055

                                                               235,746

     Less accumulated depreciation                              46,320

                                                           $   189,426


4.    SHORT-TERM BORROWINGS

     Short term debt due consists of the following at June 30, 1997:


          Shareholder advances payable due
          on demand and non-interest bearing.              $    48,044

          Note payable to Richard A. Fisher,
          due on demand and non-interest bearing.               45,000

                                                           $    93,044


5.    EQUITY PLACEMENTS AND OTHER FINANCING

a. During the years ended June 30, 1997 and 1996, the Company issued $18,750 and $50,000 of debt with 6,417 and 8,556 shares, respectively. The amounts allocated to the shares have been recorded as debt discount and are being amortized.

b. During the year ended June 30, 1997, the Company issued $105,000 of debt units consisting of Series A 10% convertible preferred shares to be issued, $1,000 par value, none authorized ("CPS"). Each share of CPS is subject to mandatory and automatic conversion into the Company's common shares upon the effective date of an initial public offering of the Company's common shares or September 1, 1998, whichever occurs first.

c. In February 1997, the Company completed a sale of 120,000 of its common shares at $7.50 per share. A portion of these shares were sold over the Internet.


6.    COMMITMENTS

a. In December 1996, the Company issued to Richard A. Fisher, a founder of the Company, 73,319 shares of stock and a note for $45,000 for the receipt of certain assets at an estimated fair value of $20,000. The assets received have been recorded at fair value; the excess of the note issued over the assets received has been recorded as a distribution. Simultaneously with this agreement, Mr. Fisher entered into a three year employment contract.

b. The Company entered into a five year rental lease beginning October 1, 1996 and ending September 30, 2001. The future minimum rental payments to be made under noncancellable operating leases as of June 30, 1997 are as follows:


     1997-1998                      $       36,960
     1998-1999                              36,960
     1999-2000                              40,560
     2000-2001                              12,510
     2001                                      690


7.    SALE OF "DIAL-UP" ACCESS SERVICE

In April 1997, the Company sold its business of providing "dial-up" access service to Internet users. The sales price was $30,000, payable in four installments through August 1997, fixed and contingent future revenues based on the number of the Company's former "dial-up" customers and future radio advertising credits to be provided by the buyer. Approximately $66,000 of the future revenues were recorded as of June 30, 1997. No amount has been allocated to the contingent revenue estimated at approximately $6,000 a month, commencing May 1998 and continuing for twelve months, or the advertising credit. The sales proceeds have been offset against equipment transferred.

8.    INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes" which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At June 30, 1997, a valuation allowance was provided against the tax asset.

The following table illustrates the source and status of the Company's deferred tax assets and (liabilities):


     Net operating loss carryforward          $  210,000

     Temporary differences                       120,000

     Valuation allowance                        (330,000)

                                              $        -


The provision for income taxes differs from the amount computed applying the statutory federal income tax rate to income before income taxes as follows:


                                                                 Six
                                                Year             months
                                                ended            ended
                                                June 30,         June 30,

                                                1997             1996


Income tax benefit computed at statutory rate   $  (333,043)     $  (21,687)

Tax benefit not recognized                          333,043          21,687

Provision for income taxes (benefit)            $         -      $        -


8.    SUBSEQUENT EVENT

In July through September 1997, the Company issued $262,000 of debt units consisting of Series A 10% preferred shares, $1,000 par value ("CPS").
Each share of CPS is subject to mandatory and automatic conversion into the Company's shares upon the effective date of an initial public offering of the Company's common shares or September 1. 1998, whichever occurs first.

(b)  Pro Forma Financial Information.

The pro forma financial statement required by this Item 7(b) will be filed no later than May 15, 1999.

INDEX TO EXHIBITS


EXHIBIT     NO      DESCRIPTION

 x          2.1     Articles of Merger between Cytation.com
                    Incorporated and Cytation
                    Corporation, dated February 11, 1999;

 x          2.2     Plan of Merger dated February 11, 1999;

 *          3.1     Articles of Incorporation of the Registrant, as amended;

 *          3.2     Bylaws of the Registrant;

 x          4.1     Instruments Defining Rights of Security Holders/Minutes of
                    Annual/Special Meetings of the Registrant;

 x          5.1     Opinion on Legality of Securities to be Issued;

 x          10.1    Issuance of Restricted Shares from Authorized Shares

 x          10.2    Opinion to Transfer Agent Authorizing Issuance of
                    Restricted Shares from Authorized Shares

 x          20.1    Board of Director's Resolution authorizing the name
                    change from Stylex Homes, Inc. to Cytation.com Incorporated;

 x          23.1    Consent of Mark T. Thatcher, P.C.;

 x          27      Financial Data Schedule


EXHIBIT     NO      DESCRIPTION

 x          99.1    Safe Harbor Compliance Statement

 x          99.2    Text of press release dated January 27, 1999
_______________________

x     Filed herewith.

* Incorporated by reference from the Registrant's Annual Report on Form 10KSB (S.E.C. File No. 0-5388) filed December 31, 1998.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         CYTATION.COM INCORPORATED

                         /s/ Kevin J. High

DATE: March 17, 1999     By:     KEVIN J. HIGH
                         Name:   Kevin J. High
                         Title:  President

